UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

January 10, 2014

Date of Report (Date of earliest event reported)

LOCAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7555 Irvine Center Drive

Irvine, California 92618

(Address of principal executive offices)

(949) 784-0800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 10, 2014, the Board of Directors of the Registrant appointed Fred Thiel as Chairman of the Board of Directors. Mr. Thiel, age 53, has served on the company’s board of directors since January 2013. Mr. Thiel served as the Managing Partner of the Software IT Group at Triton Pacific Capital Partners, a private equity firm making equity investments on behalf of itself and its investors in lower middle market companies, from January 2007 until the end of 2012. As part of his role at Triton Pacific Capital Partners, Mr. Thiel served on the boards of four of its portfolio companies: Custom Credit Systems, LP, an enterprise software company providing commercial lending automation solutions to major banks; DB Technology, LLC, an enterprise content management software company providing solutions to healthcare providers; Assetpoint, LLC, an enterprise software company providing enterprise asset management solutions to major corporations; and Vayan Marketing Group, LLC, an internet media marketing company providing customer acquisition services to major consumer brands. Mr. Thiel has been an Operating Partner with Graham Partners, a mid-market private equity firm since 2008. From January 2004 to December 2006, Mr. Thiel was founder and managing partner of TechStarter Ventures, a venture capital and technology incubator focused on developing Web 2.0 technologies and social media, human resources and project management related web properties. Prior to TechStarter, Mr. Thiel was CEO of GameSpy Industries from January 2002 through January 2003. Mr. Thiel is presently a director of three private companies, including Predixion Software, Inc., B&B Electronics, Inc., and OCTANe LLC. Mr. Thiel attended classes at the Stockholm School of Economics in Europe.

On January 10, 2014, Heath B. Clarke and the Registrant agreed to terminate Mr. Clarke’s employment with the Registrant as its chief executive officer without Cause, as defined under Mr. Clarke’s Third Amended and Restated Employment Agreement dated December 15, 2011. On January 10, 2014, the Registrant entered into a separation and general release agreement (“Separation Agreement”) with Mr. Clarke. A copy of the Separation Agreement is attached as Exhibit 10.1 hereto. Under the terms of the Separation Agreement, the Registrant will pay Mr. Clarke $753,652, representing one year’s base salary and all of the bonus payments received by Mr. Clarke in the four fiscal quarters immediately preceding the date of separation, payable in accordance with the schedule set forth in the Separation Agreement. In addition, the Registrant will pay 100% of Mr. Clarke’s health insurance premiums through January 2015 if Mr. Clarke elects to continue his health care insurance coverage under COBRA. Mr. Clarke has also resigned his position as Chairman of the Board effective immediately. Mr. Clarke will remain a director of the Registrant through the 2014 Annual General Meeting of Stockholders, at which time he has resigned his directorship.

Mr. Clarke’s separation from the Registrant is not as a result of any disagreement with the Registrant, its management or its auditors. Mr. Clarke has agreed to certain confidentiality and intellectual property protection provisions in connection with his separation from the Registrant.

On January 11, 2014, Mr. Clarke entered into a Consulting Services Agreement (“Consulting Agreement”) to provide certain consulting and transition services to the Registrant through January 10, 2015. Mr. Clarke will provide up to 35 hours per month in consulting services to the Registrant and will receive no additional consideration for such services beyond the accelerated payment of his severance and the continued vesting of his equity grants, as he will continue to be a service provider to the Registrant. A copy of the Consulting Services Agreement is attached as Exhibit 10.2 hereto.

Both the Separation Agreement and Consulting Agreement were approved by the independent members of the Registrant’s Board of Directors. The descriptions of the Separation Agreement and Consulting Services Agreement herein are limited in their entirety by the terms of those agreement filed as exhibits hereto and incorporated herein by reference.

On January 13, 2014, the Registrant issued a press release announcing the foregoing, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1#	Separation and General Release Agreement by and between the Registrant and Heath Clarke dated January 10, 2014.

Exhibit 10.2	Consulting Services Agreement by and between the Registrant and Heath Clarke dated January 11, 2014.

Exhibit 99.1	Press Release of Local Corporation dated January 13, 2014.

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL CORPORATION

Date: January 14, 2014	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description

Exhibit 10.1#	Separation and General Release Agreement by and between the Registrant and Heath Clarke dated January 10, 2014.

Exhibit 10.2	Consulting Services Agreement by and between the Registrant and Heath Clarke dated January 11, 2014.

Exhibit 99.1	Press Release of Local Corporation dated January 13, 2014.

#	Indicates management contract or compensatory plan.